CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Independent Certified Public Accountants" and to the use of our report dated March 29, 2004, in this Pre-Effective Amendment to the Registration Statement on Form N-1A of the Weldon Capital Funds, Inc.




Grant Thornton LLP

Chicago, Illinois
March 29, 2004